UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                   February 9, 2006

EQUIFAX INC.

(Exact name of registrant as specified in its charter)

Georgia	001-6605	58-040110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On February 9, 2006, the Compensation, Human Resources and Management Succession Committee (“Committee”) of the Board of Directors of Equifax Inc. (the “Company”) reviewed and approved the payment of cash awards to named executive officers pursuant to the 2005 Annual Incentive Plan (“AIP”), adopted under the Company’s shareholder-approved Key Management Long-Term Incentive Plan. The Committee also reviewed and approved 2006 financial objectives and the relative weightings of the financial and individual management objectives. Under both the 2005 AIP and 2006 AIP, each named executive officer has a bonus target expressed as a percentage of base salary. Bonus targets range from 60% to 80% of base salary (up to 100% for Richard F. Smith) and are based upon a review of competitive practices for each job level. Actual awards can range from 0% to 200% of target, depending on performance against pre-determined goals (earnings per share, revenue and individual management objectives are weighted at 65%, 15% and 20%, respectively, of the targeted incentive). For 2005, the named executive officers of the Company received the following awards: Karen H. Gaston, $392,586; Donald T. Heroman, $443,116; Kent E. Mast, $391,827; and Paul J. Springman, $359,806. Richard F. Smith received a guaranteed 2005 annual bonus of $1.3 million on September 19, 2005 pursuant to his previously approved and reported employment agreement dated August 22, 2005 (the “Employment Agreement”). Thomas F. Chapman, who retired as Chief Executive Officer on September 19, 2005 and as Chairman on December 15, 2005, received a 2005 AIP award of $1,324,986, $910,018 of which was paid on December 15, 2005 pursuant to the terms of his previously reported Transition Agreement dated December 17, 2004.

The Committee approved the following long-term incentive awards to named executive officers pursuant to the Company’s shareholder-approved 2000 Stock Incentive Plan:  Ms. Gaston and Messrs. Heroman, Mast and Springman each received 25,000 stock options. The stock options are non-qualified, have a ten-year term and vest 25% on the grant date and 25% on each of the next three grant date anniversaries if the holder remains employed by the Company on those dates, subject to acceleration in the event of a change in control.

Mr. Smith’s long-term incentive awards were determined pursuant to his Employment Agreement as previously reported. The Committee approved the formula for his 2006 performance-based restricted stock unit award of 65,000 units based on the Company’s earnings per share for the year ending December 31, 2006. Mr. Smith will earn 25% of these restricted stock units if the Company achieves a threshold level of earnings per share; 100% of these units for achieving a target level of earnings per share; and an interpolated number of units for earnings per share performance between the threshold and target levels. The number of restricted stock units earned will vest on December 31, 2008 if Mr. Smith remains employed by the Company on that date, subject to acceleration in certain circumstances.

The Committee also approved an increase in the personal excess liability insurance coverage of Mr. Smith from $5 million to $10 million to replace similar coverage he received at his former employer, at a total annual cost to the Company of less than $2,000 for such coverage.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/Kent E. Mast
Kent E. Mast
Corporate Vice President and
General Counsel

Date: February 15, 2006